COLONIAL UTILITIES FUND
                                 FUND YIELD CALCULATION
                               (CALENDAR MONTH-END METHOD)
                            30-DAY BASE PERIOD ENDED 11/30/97


                                                        a-b     6
                               FUND YIELD = 2 ----- +1    -1
                                                        c*d


                                                     CLASS A       CLASS B       CLASS C
                                                     -------       -------       -------
a = dividends and interest earned during
    the month ................................       $1,166,840    $2,431,470    $1,309

b = expenses accrued during the month                   321,123     1,080,654       598

c = average dividend shares outstanding
    during the month .........................       18,308,199    38,150,824    20,524

d = class maximum offering price per share
    on the last day of the month .............           $18.96        $18.06    $18.06


             YIELD ...........................             2.94%         2.36%     2.31%
                                                           ----          ----      ----